Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 033-58463, 033-56377, 033-56373, 333-91210 and 333-110487) of ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102269, 333-72672, 333-21805, 333-21807, 333-21809, 333-26731, 333-46261, 333-105136, 333-122121, 333-02011) of ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-91210-01 and 333-110487-01) of ChevronTexaco Funding Corporation and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-91210-02 and 333-110487-02) of ChevronTexaco Capital Company and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-91210-03 and 333-110487-03) of Chevron Capital U.S.A. Inc. and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-91210-04) of Chevron Canada Capital Company and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-91210-05) of Chevron Capital Corporation and ChevronTexaco Corporation of our report dated March 2, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
San Francisco, California
March 3, 2005

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